EXHIBIT 10.05

PROMISSORY NOTE

$150,000.00	May 16, 2014

FOR VALUE RECEIVED, the undersigned, Verity Meats, LLC, a South Dakota limited liability company (“Maker”) hereby promises to pay to the order of Duane Spader, (“Payee”), at 1100 E. 64th St. North, Sioux Falls, SD 57104, or at such other place as the holder hereof may from time to time direct, in lawful money of the United States of America, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00), plus interest at a rate per annum equal to the Base Rate (hereinafter defined) and accruing from and after from and after December 31, 2012, payable in installments as follows:

(a)	On or before September 30, 2015, a payment of all interest accrued from and after December 31, 2012;

(b)	On September 30, 2016, a payment of all accrued interest not previously paid;

(c)	On September 30, 2017, a payment of principal in the amount of Fifty Thousand Dollars ($50,000.00), plus all accrued interest not previously paid;

(d)	On September 30, 2018, a payment of principal in the amount of Fifty Thousand Dollars ($50,000.00), plus all accrued interest not previously paid; and

(e)	On September 30, 2019, a payment of principal in the amount of Fifty Thousand Dollars ($50,000.00), plus all accrued interest not previously paid.

Any amounts not previously paid shall be due and payable on September 30, 2019. Payments shall first be credited to interest and then to principal. This Note memorializes advances previously made and amends the repayment terms.

As used in this Note, the following terms shall have the respective meanings indicated below.

“Base Rate” means interest at the rate of three percent (3%) per annum for periods through September 30, 2016, and thereafter interest at a rate of five percent (5%) per annum.

“Default Rate” means the sum of the Base Rate as of the applicable date plus six percent (6%).

“Maximum Rate” means the maximum usurious interest permitted from time to time by applicable law.

Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof; provided there shall also be paid with such prepayment all accrued interest on the unpaid principal balance.

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If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including but not limited to, reasonable attorneys’ fees, if and to the extent such are then permitted to be recovered by the laws of the State of South Dakota, and all expenses incurred in connection with the protection or realization of the security which may be incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

This Note shall be governed by and construed in accordance with the laws of the State of South Dakota. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state court in Minnehaha County, South Dakota. Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Any action or proceeding by Maker or any other party liable hereunder against Payee shall be brought only in a court located in Minnehaha County, South Dakota.

Maker, for itself, its successors, transfers, and assigns, and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral security this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral security this Note, or to grant any other indulgences or for bearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the day and year first above written.

VERITY MEATS, LLC

By:	/s/ VERLYN SNELLER
Its:

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